UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2002

CHOLESTECH CORPORATION

(Exact Name of the Registrant as Specified in Its Charter)

California

(State or Other Jurisdiction of Incorporation)

000-20198	94-3065493

(Commission File Number)	(I.R.S. Employer Identification No.)

3347 Investment Boulevard, Hayward, California	94545

(Address of Principal Executive Offices)	(Zip Code)

(510) 732-7200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 2. ACQUISITION OR DISPOSITION OF ASSETS

     On December 23, 2002, Cholestech Corporation, a California corporation (the “Company”), completed the sale (the “Sale”) of certain assets and the assignment of certain obligations of WellCheck Inc., (“WellCheck”) a California company and wholly owned subsidiary of the Company. WellCheck conducts consumer testing within the United States of America to help assess the risk for heart disease and other chronic diseases. The Sale was made pursuant to the terms and conditions of a Stock Purchase Agreement dated December 23, 2002 by and among the Company, WellCheck, and ImpactHealth.com, Inc. (the “Agreement”). Under the terms of the Agreement, the Company received a secured promissory note in the aggregate principal amount of $250,000 (the “Note”) due on the first anniversary of the issuance of the Note, the right to receive an additional $200,000 contingent upon the attainment of certain performance measures and a royalty per participant tested with the TEAMS software product in the amount of $1.00 for the first year after the date of the agreement, $0.75 for the second year, and $0.50 for the third year. In addition, the Company and ImpactHealth.com, Inc. entered into a three-year renewable supply agreement involving the purchase of the Cholestech LDX system and single use test cassettes by ImpactHealth on a exclusive basis.

Item 7. Financial Statements and Exhibits.

     The following financial statements of the Company are attached hereto as Exhibit 99.1: unaudited pro forma condensed balance sheet as of September 27, 2002 and unaudited pro forma condensed statements of operations for the fiscal year ended March 29, 2002 and for the twenty-six week period ended September 27, 2002. The unaudited pro forma condensed balance sheet is based on the historical consolidated balance sheet of the Company as of September 27, 2002, as adjusted for the impact of the Sale as if it occurred on that date. The unaudited pro forma condensed statements of operations are based on the historical consolidated statements of operations of the Company for the fiscal year ended March 29, 2002 and the twenty-six week period ended September 27, 2002, as adjusted for the impact of the Sale as if it had occurred on March 30, 2001. The unaudited pro forma condensed financial statements are qualified in their entirety by reference to, and should be read in conjunction with the Company’s historical financial statements included in the Annual Report on Form 10-K dated March 29, 2002 and the Quarterly Report on Form 10-Q dated September 27, 2002.

     The adjustments made in the preparation of the following unaudited pro forma information are based on the historical results for the WellCheck business unit as separately presented in the segment information included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 29, 2002 and the Company’s Quarterly Report on Form 10-Q for the twenty-six weeks ended September 27, 2002. No significant allocations or estimates were required in preparing these adjustments.

     The unaudited pro forma condensed balance sheet as of September 27, 2002 and the unaudited pro forma condensed statements of operations for the fiscal year ended March 29, 2002 and for the twenty-six week period ended September 27, 2002 of the Company have been prepared in accordance with accounting principles generally accepted in the United States of

America applicable to interim financial information and, in the opinion of management, include all adjustments necessary for a fair presentation of the financial information for such interim periods. WellCheck has historically been presented as a separate segment of the Company and accordingly, under accounting principles generally accepted in the United States of America, following the Sale, the operations of WellCheck will be accounted for as discontinued operations in the historical financial statements of the Company.

     The unaudited pro forma condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have actually occurred if the disposition had been consummated as of the date indicated, nor are they necessarily indicative of future operating results or financial position.

     (c)  Exhibits

Exhibit	Description

2.1	Stock Purchase Agreement dated December 23, 2002 between Cholestech Corporation, WellCheck Inc. and ImpactHealth.com, Inc.

99.1	Unaudited Pro Forma Financial Statements of Cholestech Corporation

	(a)	Unaudited Pro Forma Condensed Balance Sheet at September 27, 2002

	(b)	Unaudited Pro Forma Condensed Statement of Operations for the fiscal year ended March 29, 2002

	(c)	Unaudited Pro Forma Condensed Statement of Operations for the twenty-six weeks ended September 27, 2002

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2002

CHOLESTECH CORPORATION

	By:	/s/ Warren E. Pinckert II

Warren E. Pinckert II
President and Chief Executive Officer

	By:	/s/ William W. Burke

William W. Burke
Chief Financial Officer

CHOLESTECH CORPORATION

FORM 8-K

INDEX TO EXHIBITS

Exhibit	Description

2.1	Stock Purchase Agreement dated December 23, 2002 between Cholestech Corporation, WellCheck Inc. and ImpactHealth.com, Inc.

99.1	Unaudited Pro Forma Financial Statements of Cholestech Corporation

	(a)	Unaudited Pro Forma Condensed Balance Sheet at March 29, 2002

	(b)	Unaudited Pro Forma Condensed Statement of Operations for the fiscal year ended March 29, 2002

	(c)	Unaudited Pro Forma Condensed Statement of Operations for the twenty-six weeks ended September 27, 2002